DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code

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Articles of Amendment to Articles of Incorporation (Profit)

RECEIVED
MAR 01 2005
DIV. OF CORP. & COMM. CODE

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: Softwall Equipment, Corp
2. The date the following amendment(s) was adopted: 2/28/05
3. If *changing* the corporation name, the *new name* of the corporation is: Inncardio Inc.
4. The text of each amendment adopted (include attachment if additional space needed):

03-01-05A11:27 RCVD

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6. Indicate the manner in which the amendment(s) was adopted (mark only one):
   - [ ] No shares have been issued or directors elected – Adopted by Incorporator(s)
   - [ ] No shares have been issued but directors have been elected – Adopted by the board of directors
   - [ ] Shares have been issued but shareholder action was not required – Adopted by the board of directors
   - [x] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7. Delayed effective date (if not to be effective upon filing) ______________ *(not to exceed 90 days)*

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: [signature] Title: President

Dated this 28th day of February, 2005

Date: 03/01/2005
Receipt Number: 1391855
Amount Paid: $37.00

Mail In: PO Box 146705
Salt Lake City, UT 84114-6705
Walk In: 160 East 300 South, Main Floor
Information Center: (801) 530-4849
Toll Free: (877) 526-3994 (within Utah)
Fax: (801) 530-6438
Web Site: http://www.commerce.utah.gov/cor

Revised 12/03